As filed with the Securities and Exchange Commission on July 26, 2002

                                                    Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           Smithway Motor Xpress Corp.
               (Exact name of registrant as specified in charter)

                  Nevada                                  42-1433844
(State or other jurisdiction of incorporation          (I.R.S. Employer
                or organization)                       Identification No.)

               2031 Quail Avenue
               Fort Dodge, Iowa                               50501
   (Address of Principal Executive Offices)                 (Zip Code)


          Smithway Motor Xpress Corp. New Employee Incentive Stock Plan
                            (Full title of the plan)


                                William G. Smith
          Chairman of the Board, President, and Chief Executive Officer
                           Smithway Motor Xpress Corp.
                                2031 Quail Avenue
                             Fort Dodge, Iowa 50501


                                 (515) 576-7418
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                                  Mark Scudder
                              Heidi Hornung-Scherr
                         Scudder Law Firm, P.C., L.L.O.
                       411 South 13th Street, Second Floor
                             Lincoln, Nebraska 68508
                                 (402) 435-3223


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                              Proposed          Proposed maximum       Amount of
                                                        Amount to be      maximum offering     aggregate offering     registration
Title of securities to be registered                     registered      price per unit (1)        price (1)              fee
------------------------------------------------------------------------------------------------------------------------------------
Class A common stock, $.01 par value per share......   400,000 shares         $2.30               $920,000              $84.64
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee. The price is based upon (i) the exercise price of $2.85 for 210,000 options, (ii) the exercise price of $1.55 for 15,000 options, and (iii) the average of the high and low prices ($1.69) of Smithway Motor Xpress Corp. Class A common stock on July 24, 2002, as reported on the Nasdaq National Market, with respect to the remaining 175,000 shares of Class A common stock subject to future grants under the New Employee Incentive Stock Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each participant in accordance with Form S-8 and Rule 428 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the United States Securities and Exchange Commission (the "Commission") by Smithway Motor Xpress Corp. (the "Registrant") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002; and

(c) the description of the Registrant's Class A common stock contained under the caption Description of Registrant's Securities to be Registered in the Registrant's registration statement on Form 8-A filed June 7, 1996, which incorporates by reference the information under the heading Description of Capital Stock in the prospectus dated June 27, 1996, included in the Registrant's Registration Statement on Form S-1 (No. 33-90356, effective June 27, 1996), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which removes from registration all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada General Corporation Law provides for the indemnification of officers and directors (and others) under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Nevada corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

Article VII of the Registrant's Articles of Incorporation and Article X of the Registrant's Bylaws provide that the Registrant's directors and officers shall be indemnified against liabilities they may incur while serving in such capacities to the fullest extent allowed by the Nevada General Corporation Law. Under these indemnification provisions, the Registrant is required to indemnify its directors and officers against any reasonable expenses (including attorneys'
fees) incurred by them in the defense of any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which they were made a party, or in defense of any claim, issue, or matter therein, by reason of the fact that they are or were a director or officer of the Registrant or while a director or officer of the Registrant are or were serving at the Registrant's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise unless it is ultimately determined by a court of competent jurisdiction that they failed to act in a manner they believed in good faith to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had reasonable cause to believe their conduct was lawful. The Registrant will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the Registrant. The Registrant may, through indemnification agreements, insurance, or otherwise, provide additional indemnification.

Article VI of the Registrant's Articles of Incorporation eliminates, to the fullest extent permitted by law, the liability of directors and officers for monetary or other damages for breach of fiduciary duties to the Registrant and its stockholders as a director or officer.

Section 20 of the New Employee Incentive Stock Plan (the "Plan") provides that the Board of Directors, or a committee appointed by the Board to administer the Plan, shall be indemnified by the Registrant for any loss, liability, or expense that may be imposed upon them in connection with any action taken or failure to act under the Plan.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The foregoing statements are subject to the detailed provisions of the Nevada General Corporation Law, the Plan, the Registrant's Articles of Incorporation, and the Registrant's Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 9.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Dodge, State of Iowa on July 24, 2002.

                                   SMITHWAY MOTOR XPRESS CORP.


                                   By: /s/ William G. Smith
                                      -----------------------
                                      William G. Smith
                                      Chairman of the Board, President, and
                                      Chief Executive Officer


                                POWER OF ATTORNEY


     Each person whose signature appears below hereby appoints William G. Smith, Mark A. Scudder, and Heidi Hornung-Scherr, and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this registration statement as their attorney-in-fact and to file any such amendment to this registration statement, exhibits thereto, and documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signatures                           Title                                        Date
 /s/ William G. Smith        Chairman of the Board, President, and Chief
---------------------------  Executive Officer; Director (principal executive
   William G. Smith          officer)                                                  July 24, 2002

 /s/ G. Larry Owens          Executive Vice President, Chief Financial Officer,
---------------------------  and Chief Administrative Officer; Director                July 24, 2002
   G. Larry Owens

 /s/ Donald A. Orr           Executive Vice President and Chief Operating
---------------------------  Officer; Director                                         July 24, 2002
   Donald A. Orr

 /s/ Douglas C. Sandvig      Chief Accounting Officer and Controller (principal
---------------------------  accounting officer)                                       July 26, 2002
   Douglas C. Sandvig

 /s/ Herbert D. Ihle         Director                                                  July 23, 2002
---------------------------
   Herbert D. Ihle

 /s/ Robert E. Rich          Director                                                  July 24, 2002
---------------------------
   Robert E. Rich

 /s/ Terry G. Christenberry  Director                                                  July 24, 2002
---------------------------
   Terry G. Christenberry

                                       5

                                  EXHIBIT INDEX

--------------------------------------------------------------------------------------------------------------------

   Exhibit No.                                                  Exhibit
--------------------------------------------------------------------------------------------------------------------

       4.1         Articles of Incorporation of Smithway Motor Xpress Corp. (incorporated by reference to Exhibit
                   3.1 to the Registration Statement on Form S-1, File No. 33-90356 ("Form S-1"))
--------------------------------------------------------------------------------------------------------------------

       4.2         Bylaws of Smithway Motor Xpress Corp. (incorporated by reference to Exhibit 3.2 to Form S-1)
--------------------------------------------------------------------------------------------------------------------

        5          Opinion of Scudder Law Firm, P.C., L.L.O.
--------------------------------------------------------------------------------------------------------------------

      23.1         Consent of KPMG LLP
--------------------------------------------------------------------------------------------------------------------

      23.2         Consent of Scudder Law Firm, P.C., L.L.O. (contained in Exhibit 5 hereto)
--------------------------------------------------------------------------------------------------------------------

       24          Power of Attorney (contained in the signature page to this Registration Statement)
--------------------------------------------------------------------------------------------------------------------

       99          Smithway Motor Xpress Corp. New Employee Incentive Stock Plan
--------------------------------------------------------------------------------------------------------------------
